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EXHIBIT 5.1
                                            December 28, 1998


The Board of Directors
AFLAC Incorporated
1932 Wynnton Road
Columbus, Georgia 31999

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of AFLAC Incorporated, a Georgia corporation (the "Company"). The Company is filing a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission relating to 500,000 shares of common stock, par value $.10 per share (the "Common Stock"), of the Company (the "Shares") issuable pursuant to the AFLAC New York Associate Stock Bonus Plan (the "Plan").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, I have reviewed such documents as I have deemed necessary or appropriate as a basis for the opinion set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon representations or certificates of the officers and directors of the Company.

     I am a member of the State Bar of Georgia and I express no opinion as to the laws of any other jurisdiction.

     Based upon the foregoing, and subject to the qualifications set forth herein, I am of the opinion that the Shares have been duly and validly authorized and when acquired from the Company by the Trust established under the Plan as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name in the Prospectus that is a part of the Registration Statement.

                                            Very truly yours,

                                            /s/ Joey M. Loudermilk
                                            ---------------------------
                                            Joey M. Loudermilk
                                            Senior Vice President and
                                            General Counsel